UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LEGACY RESERVES LP

(Exact name of registrant as specified in its charter)

Delaware	16-1751069
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

303 W. Wall, Suite 1800 Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units representing limited partner interests	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): None.

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Registration Statement on Form 8-A replaces and supersedes in its entirety the Registration Statement on Form 8-A filed by Legacy Reserves LP (the “Registrant”) on January 10, 2007. This Registration Statement is being filed to register securities on The NASDAQ Stock Market LLC.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the units representing limited partnership interests in the Registrant is set forth under the captions “Cash Distribution Policy,” “Description of Our Units,” “Material Provisions of Our Partnership Agreement” and “Material Tax Considerations to Unitholders” in the Registrant’s Registration Statement initially filed on Form S-3 (Registration No. 333-197370) with the Securities and Exchange Commission (the “SEC”) on July 11, 2014, as amended. Such Registration Statement, in the form in which it is so filed, shall be deemed to be incorporated herein by reference. The summary descriptions of the units do not purport to be complete and are qualified in their entirety by reference to the exhibits, which are hereby incorporated herein and may be amended from time to time.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the SEC.

Exhibit No.	Description

1.

Certificate of Limited Partnership of Legacy Reserves LP (incorporated herein by reference to Legacy Reserves LP’s Registration Statement on Form S-1 (File No. 333-134056) filed May 12, 2006, Exhibit 3.1).

2.

Fourth Amended and Restated Agreement of Limited Partnership of the Legacy Reserves LP (incorporated herein by reference to Legacy Reserves LP’s current report on Form 8-K (File No. 001-33249) filed June 17, 2014, Exhibit 3.1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 2, 2014

LEGACY RESERVES LP

By:	LEGACY RESERVES GP, LLC,
its general partner

By:	/s/ James Daniel Westcott
	Name:	James Daniel Westcott
	Title:	Executive Vice President and Chief Financial Officer